UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      June 9, 2004

PRIMA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9408	84-1097578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 400 Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                      (303) 297-2100

No Change

(Former name or former address, if changed since last report.)

GENERAL INSTRUCTIONS

ITEM 5. OTHER EVENTS

     On June 9, 2004, Prima Energy Corporation, a Delaware corporation (“Prima”), Petro-Canada (US) Holdings Ltd., a Delaware corporation (“Holdings”), and Raven Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing, among other things, that Merger Sub will make a cash tender offer for any and all of the outstanding shares of Prima common stock at a price of $39.50 per share to the seller in cash (the “Offer”). On June 9, 2004, Prima issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

     The closing of the Offer is subject to customary closing conditions, including the valid tender of at least a majority of the outstanding common stock. Upon consummation of the Offer, Merger Sub will merge with and into Prima, with Prima being the surviving corporation (the “Merger”). In the Merger, holders of issued and outstanding shares of Prima common stock will be entitled to receive the same cash consideration as the stockholders who tendered the Offer. The transaction has been approved by Prima’s and Petro-Canada’s respective boards of directors.

     Prima’s executive officers, directors and significant stockholders holding approximately 21% of the outstanding shares of Prima Common Stock as of June 9, 2004, have agreed to tender their shares in the Offer and vote in favor of the Merger.

     The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	EXHIBITS

2.1	Agreement and Plan of Merger, dated as of June 9, 2004, by and among Holdings, Merger Sub, and Prima Energy Corporation.

99.1	Press Release, dated June 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMA ENERGY CORPORATION

(Registrant)

Date June 10, 2004	/s/ Richard H. Lewis (Signature)* Richard H. Lewis President and Chief Executive Officer

*	Print name and title of the signing officer under his signature.

EXHIBITS

2.1	Agreement and Plan of Merger, dated as of June 9, 2004, by and among Holdings, Merger Sub, and Prima Energy Corporation.

99.1	Press Release, dated June 9, 2004.